UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 4, 2007

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois (Address of Principal Executive Offices)	60563 (Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     John P. Calamos, Sr. is Chairman of the Board, Chief Executive Officer and Co-Chief Investment Officer of Calamos Asset Management, Inc. As previously disclosed, Mr. Calamos, in his individual capacity, was initially a passive 50% owner of Calim Private Equity LLC (“Calim”), a private equity firm, with an unrelated person serving as the active manager of Calim. In August 2007, the Calim owners agreed that it was advisable to cease new investments and effect an orderly liquidation of private funds sponsored by Calim and for Mr. Calamos to be given ultimate control rights in Calim to effect such liquidation. In connection with such rights, Calim thereafter retained FTI Consulting and certain FTI Consulting personnel to provide day-to-day management and advisory services to Calim, including for purposes of managing the Calim private fund investments. A board of managers was established for ultimate control oversight, of which Mr. Calamos is not currently a member. It is expected that Calim and its private funds will be liquidated in an orderly manner. Due to the nature of private equity investments, such liquidation may take some time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: October 4, 2007	By:	/s/ Scott Craven Jones
Scott Craven Jones
Executive Vice President and Chief Administrative Officer

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